UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026 (June 26, 2026)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, The Scotts Miracle-Gro Company (the “Company”) announced that, in alignment with the Board of Directors’ long-term succession plan, the Board has named Nathan E. Baxter as President & Chief Executive Officer of the Company, effective June 26, 2026. In addition, the Board has elected Mr. Baxter to the Board of Directors.

Mr. Baxter succeeds James Hagedorn, who has served as Chief Executive Officer of the Company since 2001. Mr. Hagedorn, who served as Chairman of the Board since 2003, has also resigned from the Board, and the Board has elected Lead Independent Director Peter Shumlin as Chairman. Director Nick Miaritis, who joined the Company as Executive Vice President & Chief Brand Officer earlier this month, has resigned from the Board effective June 26, 2026.

Mr. Baxter, 53, has served as the Company’s President & Chief Operating Officer since November 2024. Prior to that, Mr. Baxter served as Executive Vice President & Chief Operating Officer from August 2023 until November 2024, and Executive Vice President, Technology & Operations from April 2023 until August 2023. Previously, Mr. Baxter served as President of Tokyo Electron U.S. Holdings, a semiconductor manufacturing equipment company. Mr. Baxter is a general partner of the Hagedorn Partnership, L.P., the largest shareholder of the Company.

In connection with his appointment, the Board, upon the recommendation of the Compensation and Organization Committee of the Board, established Mr. Baxter’s annual base salary of $1,100,000 and target incentive percentage of 150% under The Scotts Company LLC Executive Incentive Plan to be prorated for the current fiscal year and, for the upcoming fiscal year, an annual target under the Company’s Long Term Incentive Plan of $5,250,000. In addition, to align Mr. Baxter’s long-term incentive compensation with his new responsibilities as President & Chief Executive Officer for the remainder of the current fiscal period, Mr. Baxter will receive a true-up restricted stock unit grant with a grant date value of $2,000,000 under the Company’s Long Term Incentive Plan. Mr. Baxter will remain a Tier 1 Participant under the Company’s Executive Severance Plan.

Pursuant to an agreement entered into as of December 11, 2013 (the “Severance Agreement”), Mr. Hagedorn is entitled to certain payments in connection with his separation from the Company. To satisfy these existing obligations, the Company and Mr. Hagedorn have entered into an agreement (the “Separation Agreement”) under which, in lieu of a lump sum payment equal to three times his salary and bonus provided for under the Severance Agreement, he will be paid an amount equal to $17,400,000 reduced by the value of his accrued benefit under Company pension plans, with the amount being paid out over twelve months. As additional consideration for the comprehensive transition, the Company also agreed to provide Mr. Hagedorn $500,000 in services over the coming year to support operation of an airplane owned by Mr. Hagedorn and $150,000 for administrative support. The foregoing payments are conditioned on Mr. Hagedorn not revoking his release of claims, and Mr. Hagedorn remains subject to non-competition, non-solicitation, and other post-employment covenants for which he will receive $3,600,000, payable over three years, as originally provided for in the Severance Agreement.

The foregoing are summary descriptions of the terms of the Severance Agreement and Separation Agreement and are qualified in their entirety by reference to the Severance Agreement and Separation Agreement, respectively. A copy of each is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

A copy of the Company’s press release announcing these developments is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1	Executive Severance Agreement, dated as of December 11, 2013, by and between The Scotts Company LLC and James Hagedorn (incorporated herein by reference to Scotts Miracle-Gro’s Current Report on Form 8-K filed December 17, 2013 [Exhibit 10.1])

10.2	Separation Agreement and Release of All Claims by and between The Scotts Company LLC and James Hagedorn

99.1	News Release issued by The Scotts Miracle-Gro Company on June 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	July 1, 2026	By:	/s/ DIMITER TODOROV
Printed Name: Dimiter Todorov
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 1, 2026
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Executive Severance Agreement, dated as of December 11, 2013, by and between The Scotts Company LLC and James Hagedorn (incorporated herein by reference to Scotts Miracle-Gro’s Current Report on Form 8-K filed December 17, 2013 [Exhibit 10.1])

10.2	Separation Agreement and Release of All Claims by and between The Scotts Company LLC and James Hagedorn

99.1	News Release issued by The Scotts Miracle-Gro Company on June 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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